Updated Forecast 2015-2017 April 15, 2015 Confidential: Subject to NDA Exhibit 99.1

Privileged & Confidential
Prepared at the Request of
Counsel
Subject to FRE 408
UPDATED FORECAST - U.K. CASH FLOWS
2
Confidential: Subject to NDA
U.K. CASH FLOWS
Note 1:
Note 2:
Note 3:
Note 4:
Note 5:
Note 6:
Note 7:
Note 8:
UK Cash Flow 1Q 2Q 3Q 4Q FY 2015 FY 2016 FY 2017
Net Revenue 52,781 $      50,900 $      39,118 $      55,340 $      198,139 $    204,841 $    217,572 $
Operating Expense 19,580          20,420          17,810          20,061          77,872         78,374         79,167
Net Operating Cash Flow 33,201 $      30,479 $      21,308 $      35,278 $      120,267 $    126,467 $    138,405 $
General & Administrative -                 679                1,018            1,018            2,716            4,950            4,800
EBITDA 33,201 $      29,800 $      20,289 $      34,260 $      117,551 $    121,517 $    133,605 $
Restructuring Costs - $              1,500 $         - $              - $              1,500 $        - $              - $
Capex 12,617          32,589          10,386          8,683            64,274         87,321         46,690
Tax Expense 13,936          4,181            (8,576)           -                 9,541            360                61
Interest 12,100          12,100          12,100          12,100          48,400         48,400         46,709
LC Funding -                 -                 -                 20,000          20,000         -                 -
Debt Amortization -                 -                 -                 -                 -                 -                 44,122
Working Capital / Other 4,452            -                 -                 -                 4,452            -                 -
Total UK Cash Flow (1,000) $       (20,569) $     6,380 $        (6,523) $       (21,712) $     (14,565) $     (3,978) $
Ending UK Cash 49,000 $      28,431 $      34,811 $      28,288 $      28,288 $      13,723 $      9,745 $
Ending US Cash 17,000 $      3,337 $        (8,710) $       (26,435) $     (26,435) $
Net income (loss) (23,331) $     (15,158) $     (15,631) $     (2,617) $       (56,738) $     (53,765) $     (79,619) $
DD&A 43,462      48,000      36,668      48,154      176,285   177,446   182,081
Tax expense (178)          (17,789)    (13,995)    (24,525)    (56,486)    (55,154)    (15,567)
Loan Cost & Discount Amort. 1,147        1,147        1,147        1,147        4,590        4,590        -
Interest expense 12,100      12,100      12,100      12,100      48,400      48,400      46,709
Restructuring cost -                  1,500        -                  -                  1,500        -                  -
EBITDA 33,201 $      29,800 $      20,289 $      34,260 $      117,551 $    121,517 $    133,605 $
Emerge from Chapter 11 at the end of October 2015.
First quarter production set to actual.
Strip pricing as of April 10, 2015; exchange rate updated to 1.47 USD to GBP.
Professional fees  updated based on later emergence date and recent monthly fees.
Assumes that the current EEUK loan is refinanced at an 11% interest and is amortized at 10%.
Certain cost reductions associated with OPEX and SG&A are implemented throughout 2015.
Net Income and EBITDA do not factor in the non-cash allocation of G&A from the US to the UK.
Covenant EBITDA would be adjusted downward by approximately $10mm in 2015 due to allocation of US G&A.

Privileged & Confidential
Prepared at the Request of
Counsel
Subject to FRE 408
3
Confidential: Subject to NDA
UPDATED FORECAST - U.S. CASH FLOWS
U.S. CASH FLOWS
Note 1:
US Cash Flow 1Q 2Q 3Q 4Q FY 2015
Net Revenue 1,001 $         1,880 $         591 $            - $              3,472 $
Operating Expense 802                502                104                -                 1,408
Net Operating Cash Flow 199 $            1,378 $         487 $            - $              2,064 $
General & Administrative 3,704            3,324            3,134            1,045            11,207
EBITDA (3,505) $       (1,946) $       (2,647) $       (1,045) $       (9,143) $
Professional Fees 8,258 $         8,601 $         9,373 $         14,680 $      40,912 $
Other Restructuring Costs -                 500                -                 2,000            2,500
Capex 1,941            2,616            27                   -                 4,584
Proceeds from Asset Sale -                 -                 [       ] -                 [       ]
Working Capital / Other (796)               -                 -                 -                 (796)
Total US Cash Flow (14,500) $     (13,663) $     (12,047) $     (17,725) $     (57,935) $
Ending US Cash 17,000 $      3,337 $        (8,710) $       (26,435) $     (26,435) $
Net income (loss) (12,785) $     (11,416) $     (13,480) $     (17,725) $     (55,405) $
DD&A 514           970           297           -                  1,781
Tax expense 507           (601)          1,164        -                  1,069
Loan Cost & Discount Amort. -                  -                  -                  -                  -
Interest expense -                  -                  -                  -                  -
Restructuring cost 8,258        9,101        9,373        16,680      43,412
EBITDA (3,505) $       (1,946) $       (2,647) $       (1,045) $       (9,143) $
Net Income and EBITDA do not factor in the non-cash allocation of G&A from the US to the UK.

U.K. 3P STRIP CASE INTERNAL UNAUDITED
RESERVE REPORT METRICS
4
Confidential: Subject to NDA
NET MMBOE
Note 1: Reserve report as disclosed in the 8-k dated February 27, 2015.
0.0
1.0
2.0
3.0
4.0
5.0
6.0
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032
Alba 1P Alba 2P Alba 3P Bacchus 1P Bacchus 2P Bacchus 3P
Rochelle 1P Rochelle 2P Rochelle 3P Other 1P Other 2P Other 3P
Privileged & Confidential
Prepared at the Request of
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Subject to FRE 408

U.K. 3P STRIP CASE INTERNAL UNAUDITED
RESERVE REPORT METRICS
5
Confidential: Subject to NDA
CAPEX
OPEX
Note 1: Reserve report as disclosed in the 8-k dated February 27, 2015.
Note 2: Reserve report OPEX and CAPEX do not include any allocations of SG&A.  In 2014, SG&A allocated to UK OPEX and UK CAPEX were $4 million and $6 million, respectively.  In 2014,
SG&A allocated to US OPEX and US CAPEX were $3 million and  $5 million, respectively.
Note 3: Post production CAPEX is associated with plugging and abandonment liabilities which, as in the case of Alba, requires financial security be posted in the form of a Letter of Credit.
Note 4: From the beginning to the end of Q1-2015 the UK cash balance has remained flat.
$0
$20
$40
$60
$80
Alba Bacchus Rochelle Other
$0
$20
$40
$60
$80
$100
Alba Bacchus Rochelle Other
Privileged & Confidential
Prepared at the Request of
Counsel
Subject to FRE 408